EXHIBIT 5


                                  Law Offices
                               STEVEN L. SISKIND
                                   SUITE 403
                                645 FIFTH AVENUE
                              NEW YORK. N.Y. 10022
                                      ----
                                 (212)750-2002
                               FAX (212) 371-8527


MEMBER OF NEW YORK                                        FLORIDA OFFICE:
 AND FLORIDA BARS                                         ONE FINANCIAL PLAZA
                                                          SUITE 2626
                                                          FT LAUDERDALE FL 33394
                                                          (305) 523-2626

                                January 22, 1998

Mr. Michael M. Chaffee
Summa Metals, Inc.
28281 Crown Valley Parkway Suite 225
Laguna Niguel, CA  92677

Dear Mr. Chaffee:


I have acted as counsel to Summa Metals Corp. (the "Company"), in connection with an offering of 510,000 Units of the Company's securities, pursuant to a Registration Statement on Form SE-2 ("Registration Statement") You have requested my opinion as to certain matters in connection with the post effective amendment to the Registration Statement.

In my capacity as counsel to the Company, I have examined and am familiar with the originals or copies, the authenticity of which have been established to my satisfaction, of all documents, corporate records and other instruments I have deemed necessary to express the opinions hereinafter set forth.

Based on the foregoing and upon consideration of applicable law, it is my opinion that the 510,000 Units to be issued by the Company, will, upon payment for and delivery of the Units in the manner described in the Registration Statement, be validly issued, fully paid and non-assessable.

Furthermore, I consent to the use of this opinion as an Exhibit to the Registration Statement.


                                                  Very truly yours

                                                  /s/ Steven L. Siskind
                                                      --------------------------
                                                      Steven L. Siskind